UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 9, 2006
Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia		31901

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (706) 576-3400
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 9, 2006, Carmike Cinemas, Inc. (the “Company”) entered into a Third Amendment (the “Third Amendment”), dated as of May 9, 2006, to the Credit Agreement dated as of May 19, 2005 among the Company, as borrower, the several banks and other financial institutions or entities that are from time to time parties to the Credit Agreement (the “Lenders”), Wells Fargo Foothill, Inc., as documentation agent, and Bear Stearns Corporate Lending Inc., as administrative agent (as amended, the “Credit Agreement”). The Third Amendment:
•	extends the date by which the Company must submit to the lenders audited financial statements for the fiscal year ended December 31, 2005 (the “2005 Financial Statements”) from May 15, 2005 (which was the extended date pursuant to a previous second amendment to the Credit Agreement) to June 30, 2006,

•	extends the date by which the Company must submit to the lenders unaudited financial statements for the quarter ended March 31, 2006 from May 10, 2006 to June 30, 2006,

•	extends the date by which the Company must deliver future annual audited financial statements from 65 to 90 days after the end of the Company’s fiscal year, and

•	extends the date by which the Company must deliver future unaudited financial statements for the first three quarters of each fiscal year from 40 to 45 days after the end of each such quarter.
     These are referred to collectively as the “Deadline Extensions.”
     The Third Amendment also provides that until the earlier of (1) the date on which the 2005 Financial Statements are submitted to the Lenders and (2) June 30, 2006 (such earlier date is referred to as the “Trigger Date”), the maximum principal amount of indebtedness that the Company may incur under the $50 million revolving credit facility comprising part of the Credit Agreement is $10 million.
     No borrowings are currently outstanding under the revolving credit facility.
     The Third Amendment also provides that until the earlier of (1) the Trigger Date and (2) any date on which the holders or beneficiaries of the Company’s Senior Subordinated Notes have the right (with the giving of notice, if required) to cause any of the Company’s Senior Subordinated Notes to become due and payable prior to their stated maturity or to become subject to a mandatory offer to repurchase by the Company, the Lenders under the Credit Agreement waive any cross default under the Credit Agreement that may be deemed to have occurred as a result of the Company’s failure to deliver its Form 10-K or Form 10-Q as required by the indenture governing the Senior Subordinated Notes.

     As disclosed in the Company’s Form 8-K filed on April 5, 2006, the trustee for the Senior Subordinated Notes provided notice to the Company on April 3, 2006 that a default had occurred under the Senior Subordinated Notes. The trustee’s notice triggered a 60-day cure period for the default. In addition, on May 12, 2006, the Company provided notice to the trustee that the Company has not filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, constituting an additional default under the Senior Subordinated Notes. The Company is mindful of its obligations under the Senior Subordinated Notes. The Company is diligently working to cure these defaults, and is exploring alternative solutions to address the defaults.
     The Third Amendment also requires the Company to deliver (1) monthly financial statements for April 2006 and certain information regarding the quarter ended March 31, 2006 to the Lenders on or before May 15, 2006, and (2) monthly financial statements for May 2006 to the Lenders on or before June 15, 2006. If such financial statements are not delivered by such dates, the Deadline Extensions described above will cease to be effective.
Item 2.02 Results of Operations and Financial Condition.
     On May 11, 2006, the Company filed a Form 12b-25 with the Securities and Exchange Commission containing certain estimated unaudited information about the results for the Company’s fiscal quarter ended March 31, 2006. The information is as follows:
The Company anticipates that revenues and operating income for the first quarter of 2006 will be higher than in the first quarter of 2005. However, net income for the first quarter of 2006 is expected to be significantly lower than net income in the first quarter of 2005. The Company expects that revenues will be positively impacted by the increased box office resulting from the addition of GKC Theaters results in the first quarter of 2006. The Company’s total costs and expenses are expected to be higher for the quarter ended March 31, 2006 due in part to increases in theatre operating costs resulting from the addition of GKC Theaters. In addition, total costs and expenses are expected to be higher due to depreciation and amortization expense related to theatre development, retrofitting and acquisition activities from the prior year. The increase in operating income is expected to be offset by increased interest expense in the first quarter of 2006. In addition, in the first quarter of 2005 the Company benefited from a significant reorganization benefit that will not be recognized in the first quarter of 2006.
Item 8.01 Other Events.
     The Company has filed a Form 12b-25 announcing that it will not timely file its Form 10-Q for the quarter ended March 31, 2006.
     The Company has announced in various previous filings, including its Current Report on Form 8-K filed on May 4, 2006, that it and its external accounting advisors are reviewing 35 capital leases and approximately 40 operating leases to determine whether these leases were properly accounted for at the date of inception or subsequent modification. To date, the Company has substantially completed its initial review of the 35 capital leases and approximately 40 operating leases and is working to determine the impact on its previously reported financial statements. The Company is also evaluating the impact of this matter on its internal control over financial reporting as of December 31, 2005 as well as its disclosure controls and procedures. As previously disclosed, these lease accounting issues are highly technical and the Company, with the assistance of its external accounting advisors, is working to complete this process as soon as possible.
     Management continues to believe that any potential changes due to these lease accounting issues will not have a material impact on the net cash flows of the business. However, due to the highly technical nature of the lease accounting issues there can be no assurance as to the ultimate accounting impact. As previously disclosed, the resolution of these issues likely will require the Company to restate financial statements for certain prior periods.
     The Company continues to work diligently to complete its financial statements, audit, and evaluation of internal control over financial reporting for 2005 and file its 2005 Form 10-K promptly upon completion. However, management cannot currently estimate the exact filing date of the 2005 Form 10-K and the first quarter Form 10-Q. The Company will file the Form 10-Q subsequent to the filing of the 2005 Form 10-K.
     This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Forward-looking statements are only predictions and are not guarantees of performance. Examples of forward-looking statements in this Form 12b-25 include our expectations with regard to our lease accounting review and the filing of our periodic reports with the SEC. These statements are based on beliefs and assumptions of our management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include:
•	our ability to timely resolve the accounting issues that have delayed the filing of our 2005 Form 10-K and will delay filing the Form 10-Q;

•	our ability to comply with covenants contained in our credit agreement and senior subordinated notes;

•	our ability to maintain our Nasdaq listing;

•	our ability to operate at expected levels of cash flow through the second quarter of 2006;

•	the availability of suitable motion pictures for exhibition in our markets;

•	competition in our markets;

•	competition with other forms of entertainment;

•	the effect of our leverage on our financial condition; and

•	other factors, including the risk factors previously disclosed in our Annual Report on Form 10-K Amendment No. 2, for the year ended December 31, 2004 under the caption “Risk Factors.”
     We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit 10.1	Third Amendment, dated as of May 9, 2006, to the Credit Agreement dated as of May 19, 2005, as amended, among the Company, as borrower, the several banks and other financial institutions or entities that are from time to time parties to the Credit Agreement, Wells Fargo Foothill, Inc., as documentation agent, and Bear Stearns Corporate Lending Inc., as administrative agent

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.
Date: May 15, 2006	By:	Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Third Amendment, dated as of May 9, 2006, to the Credit Agreement dated as of May 19, 2005, as amended, among the Company, as borrower, the several banks and other financial institutions or entities that are from time to time parties to the Credit Agreement, Wells Fargo Foothill, Inc., as documentation agent, and Bear Stearns Corporate Lending Inc., as administrative agent

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